Exhibit 10.26

LINE OF CREDIT AGREEMENT

This Line Of Credit Agreement (the "Agreement") is made and entered into as of the 31st day of March 2011 (the "Effective Date") between Green Energy Management Services Inc., a Delaware corporation ("GEM"), and Clearwater Financial Advisors, L.L.C., a Louisiana limited liability company.

RECITALS

A.             Clearwater has agreed to make advances and to extend credit to GEM up to a maximum principal amount of U.S. $500,000 (the "Loan").

B.              GEM desires to borrow amounts from Clearwater and has agreed to repay those amounts and accrued interest and other amounts according to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the premises and mutual covenants contained in this Agreement, the Parties agree as follows:

1.               Loan.

(a)
Clearwater will loan money to GEM pursuant to the terms and conditions set forth in this Agreement, including the Promissory Note (the "Note") attached to and made pail of this Agreement as Exhibit A. This Agreement and the Promissory Note may be referred to together in this Agreement as the "Loan Documents". During the term of this Agreement, Clearwater shall from time to time upon GEM's request make an advance and loan (an "Advance") to GEM up to an aggregate outstanding principal amount of all Advances equal to U.S. $500,000 (the "Maximum Loan Amount"). Repayment of the Advances and all other amounts included in the Loan shall be made pursuant to the terms of the Note.

2.              No Security or Guarantees. The repayment of the Loan and all amounts that become due and payable to Clearwater pursuant to either Loan Document (the "Obligations") shall not be secured or guaranteed.

3.              GEM's Warranties. GEM represents and warrants to Clearwater as follows:

(a)	GEM has full power and authority to execute this Agreement and all the Loan Documents;

(b)	GEM is duly organized and in good standing under the laws of the State of Delaware; and

(c)	GEM has full authority and power to own its properties and to operate its business as now conducted.

4.                 Events Of Default. The occurrence of any of the following events and the failure of GEM to cure any of the following within live calendar days of occurrence shall be deemed to be an Event Of Default under this Agreement or the Note:

(a)	Failure of GEM to make any payment when due pursuant to the Note; or

(b)	Any representation or warranty made by GEM in either Loan Document shall prove to have been incorrect when made in any material respect; or

(c)
GEM or any subsidiary of GEM shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay. its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by GEM or any subsidiary of GEM seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, release or composition of it or its debts under any bankruptcy or other debtor relief law. or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its properties.

(d)
Any proceeding of the type referred to in Section 4(c) is filed, or any such proceeding is commenced against GEM or any subsidiary of GEM and such proceeding remains in effect for 60 days, or any of GEM or any subsidiary of GEM by any act indicates its approval thereof, consent thereto or acquiescence thereof, and consents thereto or acquiesces therein, or an order for relief is entered in an involuntary case under the Bankruptcy Law of the United States, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any of GEM or any subsidiary of GEM insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for 60 days; or

(c)
A final judgment or order for the payment of money in excess of $50,000 and not covered by insurance shall be rendered against GEM or any subsidiary of GEM and the same shall not be discharged (or provision shall not be made for such discharge) or a state of execution thereof shall not be procured, within 30 days from the date of entry thereof, or GEM or any subsidiary of GEM shall not, within said period of 30 days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

             Remedies. In the event of an Event of Default, the Loan may, at the option of Clearwater and without demand or notice of any kind, be declared and thereupon immediately shall become due and payable and Clearwater may exercise any rights or remedies available to it under the Loan Documents or under applicable law. No delay on the part of GEM in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Clearwater of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

6.                Miscellaneous.

6.1             Benefits And Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement is made solely for the benefit of the Parties, and their respective successors and assigns, including the surviving entity in the event of a merger, consolidation, or other business reorganization, and no other person shall acquire or have any right under or by virtue of this Agreement.

6.2             Governing Law. The laws of the slate of Louisiana shall govern all issues concerning the construction, validity and interpretation of this Agreement.

6.3             Entire Agreement: Amendment. This Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4              Notices. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 7.4. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 7.4. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which ii is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m.. local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below.

Clearwater	Clearwater Financial Advisors, L.L.C.
74242 Horse Branch Road
Covington, Louisiana 70435

GEM:	Green Energy
Management Services,
Inc.
381 Teaneck Road, Suite 4
Teaneck New Jersey 07666

Any Party may change its respective address for purposes of this Section 6.4 by giving the other Party Notice of the new address in the manner set forth above.

6.5              Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

6.6             Severability. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefore in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

6.7             Captions. Captions and headings used herein are for convenience of reference only and shall not limit or control the meaning of any provisions hereof.

IN WITNESS WHEREOF this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

GREEN ENERGY MANAGEMENT
SERVICES INC.

By:	/s/ Michael Samuel As C.E.O. GEM 3-31-11
Its:

CLEARWATER FINANCIAL
ADVISORS, L.L.C.

By:	/s/ Ron Ulfers

Its:

EXHIBIT A
(Attached To And Made A Part Of The Line Of Credit Agreement
Dated As Of March 31, 2011 Between Green Energy Management Services Inc.
And Clearwater Financial Advisors, L.LC.)

PROMISSORY NOTE

March 31, 2011	$100,000

FOR VALUE RECEIVED, the undersigned Green Energy Management Services, Inc., a Delaware corporation (hereinafter referred to as "Maker"), promises to pay to Clearwater Financial Advisors, L.L.C. a Louisiana LLC (hereinafter referred to as "Holder"), at 74242 Horse Branch Road, Covington Louisiana 70435 (or at any such other place as Holder shall designate in writing), in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000) with interest on so much thereof as is from time to time outstanding accruing at a rate equal to twelve percent (12%) per annum, payable monthly.

During the Term of this Note which shall mature on March 31, 2012, GEM will pay Clearwater interest-only on the principal balance of this Note. Payment of principal and any unpaid interest shall be due in full on or before March 31, 2012. The foregoing notwithstanding, in the event that GEM receives outside financing in excess of $100,000.00 prior to the Maturity Date, GEM will repay the Note within ten (10) days of receipt of said financing.

This Note may be prepaid prior to its due dale without penalty, on ten (10) days notice by Maker.

Maker, for itself, its successors, and assigns, respectively, expressly waives presentment for payment, notice of protest, and diligence in collection, and consents that the time of said payments or any part thereof may be extended by Holder without in any way modifying, altering, releasing, affecting, or limiting its respective liability.

Maker agrees to reimburse Holder for all reasonable costs, including reasonable attorneys' fees, incurred to collect this Note, or any installments, if not paid when due.

This Note is unsecured. This Note may not be assigned, pledged, or otherwise transferred or encumbered without the prior written consent of Maker.

MAKER:
GREEN ENERGY
MANAGEMENT SERVICES,
INC

By:	/s/ Michael Samuel As C.E.O. GEM 3-31-11

Michael Samuel, Chief" Executive Officer

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